                                                                    Exhibit 10.3

                         CORPORATE SERVICES AGREEMENT
                         ----------------------------

     This Agreement is dated as of August 25, 2000, between Arthur D. Little, Inc., a Massachusetts corporation ("Parent"), and c-quential, Inc., a Delaware corporation ("Sub").

     WHEREAS, Parent and Sub have entered into a Reorganization Agreement dated as of August 25, 2000 (the "Reorganization Agreement") pursuant to which Parent, together with the other members of the Parent Group, is assigning and transferring to Sub and the other members of the Sub Group certain assets associated with the Sub Business in exchange for the assumption by Sub and the other members of the Sub Group of certain liabilities and obligations associated with such Sub Business and the issuance by Sub to Arthur D. Little, International, Inc., a Delaware corporation and the parent of Sub (or a designee thereof as contemplated by the Reorganization Agreement), the Sub Shares on such terms and conditions as are contained therein; and

     WHEREAS, the Reorganization Agreement provides that Parent and Sub shall enter into an agreement relating to certain transition services to be provided by the parties to the other parties and the members of their Group with respect to the Sub Business after the Effective Date as well as certain other arrangements, and this Agreement is entered into in order to fulfill that provision.

     NOW, THEREFORE, in consideration of the foregoing and the other agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS.
            -----------

     Section 1.1  Defined Terms.  For purposes of this Agreement, the following
                  -------------
terms shall have the following meanings:

     "Additional Services" shall mean Additional Sub Services and Additional Parent Services, collectively.

     "Additional Parent Services" shall have the meaning set forth in Section
2.2 hereof.

     "Additional Sub Services" shall have the meaning set forth in Section 2.2 hereof.

     "Ancillary Agreements" shall have the meaning given to such term in the Reorganization Agreement.

     "Assumed Contracts" shall mean the client contracts in effect on the date hereof comprising part of the Sub Business which were assigned by Parent and the members of the Parent Group to Sub or a member of the Sub Group but for which the consent to such assignment by the third party client, or novation, had not been obtained as of the Effective Date.

     "Cross-Consulting Services" shall have the meaning set forth in Section 5 hereof.

     "Cross-Consulting Services Fee" shall mean, with respect to any specific matter in which a party receives Cross-Consulting Services hereunder, an amount which is equal to eighty-five percent (85%) of the gross professional service revenues received by the recipient of such Cross-Consulting Services from a client in respect of such matter.

     "Effective Date" shall have the meaning given to such term in the Reorganization Agreement.

     "Group" shall have the meaning given to such term in the Reorganization Agreement.

     "Independent Directors" with respect to Sub, shall mean a member of the Sub Board of Directors who is not an employee or officer of Sub or an officer, employee or director of Parent or a member of the Parent Group, and with respect to Parent, shall mean a member of the Parent Board of Directors who is not an employee or officer of Parent or a member of the Parent Group.

     "IPO Closing Date" shall have the meaning given to such term in the Reorganization Agreement.

     "Parent" shall mean Arthur D. Little, Inc., a Massachusetts corporation.

     "Parent Group" shall have the meaning given to such term in the Reorganization Agreement.

     "Parent Services" shall mean the services set forth on Schedule A attached
                                                            ----------
hereto from time to time.

     "Provider" shall mean the provider of Services hereunder.

     "Recipient" shall mean the recipient of any Services hereunder.

     "Reorganization Agreement" shall have the meaning set forth in the recitals.

     "Services" shall mean the Parent Services and Sub Services, collectively.

     "Sub" shall mean c-quential, Inc., a Delaware corporation.

     "Sub Business" shall have the meaning given to such term in the Reorganization Agreement.

     "Sub Group" shall have the meaning given to such term in the Reorganization Agreement.

     "Sub Services" shall mean the services set forth on Schedule B attached
                                                         ----------
hereto from time to time.

     "Sub Shares" shall have the meaning given to such term in the Reorganization Agreement.

     "Term" shall have the meaning set forth in Section 7.1 hereof.

     Section 1.2  Capitalized Terms.  All other capitalized terms used herein
                  -----------------
and not defined shall have the meanings given to them in the Reorganization Agreement.

SECTION 2.  SERVICES TO BE PROVIDED.
            -----------------------

     Section 2.1  Scope Of Services.
                  -----------------

          (a) During the Term of this Agreement, upon the written request from time to time made by Sub, Parent agrees to provide, and agrees to cause the members of the Parent Group to provide to Sub and the members of the Sub Group, and Sub agrees to purchase from Parent, on its behalf and on behalf of the other members of the Sub Group, the Parent Services described in Schedule A attached hereto, on the terms and conditions set forth herein. Subject to the provisions of Section 7.2(b) hereof, Sub may elect to discontinue any Parent Service at any time in accordance with Section 7.2(a) hereof.

          (b) During the Term of this Agreement, upon the written request from time to time made by Parent, Sub agrees to provide to Parent and agrees to cause the members of the Sub Group to provide, and the members of the Parent Group, and Parent agrees to purchase from Sub, on its behalf and on behalf of the other members of the Parent Group, the Sub Services described in Schedule B attached hereto, on the terms and conditions set forth herein. Subject to the provision of Section 7.2 (b) hereof, Parent may elect to discontinue any Sub Service at any time in accordance with section 7.2(a) hereof.

     Section 2.2  Additional Services.
                  -------------------

          (a) From time to time after the Effective Date, Sub may request that Parent provide additional administrative and support services (the "Additional Parent Services") to Sub until such time as Sub is able to otherwise contract or arrange for such services.

          (b) From time to time after the Effective Date, Parent may request that Sub provide additional administrative and support services (the "Additional Sub Services") to Parent until such time as Parent is able to otherwise contract or arrange for such services.

          (c) Upon a request for such Additional Services, Parent and Sub shall negotiate in good faith as to the scope of such Additional Services and the terms and conditions under which such Additional Services may be provided by the Provider; provided that, unless otherwise agreed to by the parties, such Additional Services will be provided only to the extent, and on a basis comparable to that, provided by the Provider with respect to its own operations. Any mutually agreed-upon Additional Services to be provided by a Provider or another member of the Provider's Group will be added to the applicable service schedule, and such Additional Services will be deemed to be a "Parent Service" or "Sub Parent Service," as applicable, and a "Service" for all purposes under this Agreement unless expressly stated otherwise in this Agreement.

     Section 2.3  Limitations On Services.
                  -----------------------

          (a) Each Service furnished pursuant to this Agreement shall be in all material respects equivalent to and limited to the same type, quality, quantity and timeliness of such service that the Provider provides to its own organization and personnel, and to those of the other members of the Provider's Group. Each party acknowledges that the other may make changes from time to time in the manner of performing the Services if such Provider is making similar changes for itself, any member of its Group, or its respective business. Each party further acknowledges that such Services will be performed by those employees of such Provider who perform similar services for such Provider in the normal course of their employment. Accordingly, except as otherwise agreed upon by the parties, neither party shall be obligated to make available any incremental Services to the extent that doing so would unreasonably interfere with the performance of any employee of such party in connection with his or her responsibilities to the other, require additional staff or otherwise cause an unreasonable burden to the other, any member of the its Group, or their respective business. Each party acknowledges and agrees that duly authorized agents of the other shall have the right to enter their premises to the extent reasonably necessary or convenient to provide the Services.

          (b) If a Provider ceases to provide any of the Services to its own business units or if the level of such Services is reduced for any reason, such Provider may also cease to provide or reduce the level of such Services provided to the Recipient under this Agreement. Each party agrees to provide the other as promptly as practicable notice of any substantial change in the level of such Services provided under this Agreement, but in no event shall such Provider provide less than ninety (90) days advance notice of such date of any Service discontinuance.

          (c) Neither party shall be required to provide any Service to the extent the performance of such Service becomes "impracticable" as a result of a cause or causes outside the reasonable control of such party, including unfeasible technological requirements, or to the extent the performance of such Services would require such party to violate any applicable laws, rules or regulations or would result in the breach of any license, lease or other applicable contract.

SECTION 3. CHARGES AND PAYMENTS.
           --------------------

          Section 3.1 Charges for Services. Except as specifically set forth on
                      --------------------
Schedule A and Schedule B attached hereto, it is the intention of the parties
----------     ----------
hereto that the charges for Services to be provided pursuant to this Agreement shall be determined and allocated for each jurisdiction in accordance with methods consistent with past practices and procedures observed by Parent and Sub prior to the effective date concerning intercompany services and accounts (i.e., based on the proportionate amount of direct employee compensation of the parties in such jurisdiction), with a view in every case toward providing the Provider with a reimbursement of fully allocated direct and indirect costs of providing Services but without any profit to such Provider.

     Charges for each Service shall be determined on a monthly basis. With respect to any Services which are provided for a period which is less than a full calendar month, or where the scope of such services is changed in accordance with Section 2.3(b) during such period, the charges with respect to such Service shall be appropriately pro-rated.

     Section 3.2  Payments For Services.
                  ---------------------

          (a) As soon as practicable, but in no event more than fifteen (15) days, following the last business day of a calendar month during which this Agreement is in effect, Provider shall submit to Recipient a written invoice for the aggregate amount to be charged to Recipient for Services rendered during the month prior to the just completed month; provided, that each such invoice shall
                                         --------
indicate the amount of charges being assessed for each Service provided and shall include such documentation as is reasonably necessary to substantiate such amounts. Recipient shall pay to Provider the invoiced amount within thirty (30) days after receipt of an invoice.

          (b) Whenever the provision of any Service pursuant to this Agreement is terminated for any reason, Provider shall, as promptly as practicable, but in no event more than fifteen (15) business days, after the termination of such Service, submit to Recipient a written invoice for the aggregate amount still owed to Provider with respect to such Service, together with such documentation as is reasonably necessary to substantiate such amounts. Recipient shall pay to Provider the invoiced amount within thirty (30) days after receipt of an invoice.

     Section 3.3  Taxes or Other Governmental Charges.  All federal, state,
                  -----------------------------------
foreign and local taxes, charges, fees and similar liabilities, except taxes based on Provider's net income, which are levied on either party in connection with the provision of any Services hereunder, shall be for Recipient's account and paid directly by Provider or, if required to be paid by Recipient, shall be added to the next invoice. Provider shall provide Recipient with evidence of the payment of any such taxes by Provider with such invoice. Notwithstanding the foregoing, to the extent that the provisions of this Section 3.3 are inconsistent with the provisions of the Tax Allocation Agreement with respect to the subject matters thereof, the provisions of the Tax Allocation Agreement shall control.

     Section 3.4  Out-Of-Pocket/Direct Expenses.  To the extent it is not
                  -----------------------------
duplicative of Recipient's payment obligations set forth in Section 3.1 above, Recipient agrees to pay directly or to reimburse Provider for all reasonable out-of-pocket and direct expenses incurred by Provider in respect of the provision of any Services, including, without limitation, all reasonable expenses for outside accounting, legal, recruiting, consulting, marketing and other professional services. All payments or reimbursements to be made under this Section 3.4 by Recipient shall, except as otherwise provided herein, be made not later than thirty (30) days following receipt by Recipient of an invoice therefor.

     Section 3.5  Performance Under Other Agreements.  Notwithstanding anything
                  ----------------------------------
to the contrary contained herein, neither party shall be charged under this Agreement for any obligations that are specifically required to be performed under the Reorganization Agreement or any other Ancillary Agreement and any such other obligations shall be performed and charged for (if applicable) in accordance with the terms of the Reorganization Agreement or such other Ancillary Agreement.

     SECTION 4. INDEPENDENT CONTRACTOR STATUS.
                -----------------------------

     In carrying out the provisions of this Agreement, each party is and shall be deemed to be for all purposes a separate and independent entity, and no partnership, joint venture or other arrangement shall be deemed to have been created hereunder. Provider shall select its employees and agents, and such employees and agents shall be under the exclusive and complete supervision and control of Provider. Provider hereby acknowledges responsibility for full payment of wages and other compensation to all employees and agents engaged in the performance of the Services hereunder. It is the express intent of this Agreement that Provider shall render and perform the Services as an independent contractor in accordance with its own standards, subject to its compliance with the provisions of this Agreement.

     SECTION 5. AGREEMENTS REGARDING CROSS-CONSULTING.
                -------------------------------------

     In addition to the other Services provided herein, Parent shall make available to Sub, at the request of Sub, the services of Parent's management consultants and other professionals, and Sub shall make available to Parent, at the request of Parent, the services of Sub's management consultants and other professionals (in either case, "Cross-Consulting Services"). The Cross-Consulting Services shall be in all material respects limited to the type, quality, quantity and timeliness of such services that the party providing such Cross-Consulting Services provides on behalf of itself and the other members of its Group, and shall be limited as to the general availability of the party (and its employees and consultants) providing such Cross-Consulting Services and as would not otherwise conflict with the interests of such providing party. The recipient of such Cross-Consulting Services shall pay the provider of such Cross Consulting Services, within thirty (30) days of receipt of payment therefor from the client in respect of the performance of such Cross-Consulting Services, the Cross-Consulting Services Fee. Notwithstanding the foregoing, the provisions of this Section 5 shall in no way limit the obligations and rights of the parties in respect of the Assumed Contracts, including, without limitation, the obligation of Parent or the applicable Parent Group Member to forward to Sub one hundred percent (100%) of the fees received by Parent or such Parent Group Member under an Assumed Contact for services performed by Sub or a Sub Group Member from and after the Effective Date, as provided in Section 7.3.2 of the Reorganization Agreement.

     SECTION 6. LIMITED LIABILITY; INDEMNIFICATION.
                ----------------------------------

     Section 6.1 Limited Liability. Neither party shall be liable to the other party for any special, indirect, incidental, exemplary or consequential damages, or for loss of profits or revenues, whether arising in contract, tort (including negligence), under any warranty or otherwise, arising out of its performance or non-performance under this Agreement or the termination of this Agreement, even if Parent or Sub, as the case may be, has been advised of the possibilities of such damages.

     Section 6.2 Disclaimer of Warranty. NEITHER PARENT NOR SUB MAKES ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES TO BE PROVIDED BY IT UNDER THIS AGREEMENT. In the event the performance or non-performance of any Service to be provided hereunder results in direct damages to Recipient, Provider shall be liable only to the extent such performance or non-performance was the result of Provider's gross negligence or willful misconduct, and Provider's maximum, cumulative and sole liability to Recipient for such direct damages shall be limited to an amount up to the aggregate amount actually paid by the Recipient to Provider for such Service up to the date of the performance or non-performance giving rise to the direct damages. Recipient acknowledges that such payment constitutes fair and reasonable compensation for any direct damages. Notice of any claim for direct damages must be made within one (1) year of the date of the event giving rise to such claim and such claim must specify the damage amount claimed and a description of the Service and the act or omission giving rise to the claim.

     Section 6.3 Indemnification. Recipient, on its behalf and on behalf of the other members of its Group, agrees to indemnify and hold harmless Provider and the other members of its Group, and each of their respective directors, officers, employees, agents, representatives, shareholders, transferees, successors and assigns against any claims, actions, demands, judgments, losses, costs, expenses, damages and liabilities (including reasonable attorneys' fees and disbursements) related to or arising out of or connected with such Services, regardless of the legal theory asserted. The foregoing indemnity applies to claims, actions and demands for which Provider may be, or may be claimed to be, partially or solely liable; provided that the foregoing indemnity will not apply with respect to any claim for direct damages asserted by Recipient against Provider as provided in Section 6.2 above.

     SECTION 7. TERM OF AGREEMENT

     Section 7.1  Term.  This Agreement shall become effective on the Effective
                  ----
Date and shall remain in effect until the earlier of (a) the discontinuance or termination of all Services to be provided hereunder in accordance with the
Section 7.2 of this Agreement and (b) the third anniversary of the date of the IPO Closing Date (such period, the "Term"), unless earlier terminated by the mutual agreement of the parties.

     Section 7.2  Discontinuation or Termination of Services.
                  ------------------------------------------
          (a) A Recipient may discontinue its use of any such Service (i) upon written notice given to Provider of such Service not less than one hundred twenty (120) days prior to the proposed date of Service discontinuance or (ii) immediately upon the bankruptcy or insolvency of Provider. In addition, upon the occurrence and continuance of a breach or default by either party in connection with the provision of, or payment for, any Service hereunder for a period of ten (10) days after written notice thereof has been given to the defaulting party, the non-defaulting party may terminate such Service and shall have no further obligation to the other party with respect thereto. Upon termination of this Agreement or any Service to be provided hereunder, all unpaid fees with respect to Services provided prior to the date of termination of this Agreement or such Services, as applicable, shall be due and payable within thirty (30) days of the date of termination. Notwithstanding any termination of this Agreement or any Services to be provided hereunder, the provisions of Sections 3, 5, 6 and 8 shall remain in effect indefinitely or until such time as the obligations of both parties hereunder shall have been fully discharged.

          (b) Once a Service is discontinued or terminated in accordance with the terms of this Agreement, Provider shall, upon the request of Recipient, not again be obligated to later reinstate such Service; provided, however, that to
                                                    --------  -------
the extent Provider is thereafter requested to provide any discontinued or terminated Service to Recipient, including any transition-related assistance necessary for any other organization to perform the discontinued or terminated Service, and Provider consents to provide such Service, the obligation of Provider to provide such service shall be subject to the limitations set forth in Section 2.3 hereof, and Provider shall be entitled to compensation reflecting the actual costs incurred by Provider with respect thereto consistent with the general payment terms contained herein.

     SECTION 8.  MISCELLANEOUS.
                 -------------

     Section 8.1  Force Majeure.  Anything contained in this Agreement to the
                  -------------
contrary notwithstanding, Provider's performance of its duties and obligations hereunder shall be excused to the extent that failure of performance is caused by any act of force majeure, including, but not limited, to acts of God or the public enemy, acts of the government in its sovereign capacity, fires, floods, epidemics, quarantine restrictions, freight embargoes, strikes, unusually severe weather, sabotage or any other or similar event or casualty beyond the reasonable control of Provider; provided, however, that Recipient shall not be
                                -----------------
obligated to pay Provider for such Services to the extent that Provider is unable to perform as a result of a force majeure condition. Provider shall promptly notify Recipient of such events and make every reasonable effort to restore such Services. Notwithstanding the foregoing, Recipient shall be responsible for making its own alternative arrangements with respect to interrupted Services during the pendency of any force majeure condition.

     Section 8.2 Access to Information; Confidentiality. The provisions of
                 --------------------------------------
Section 8 of the Reorganization Agreement relating to the access to information and confidentiality shall apply with respect to any information obtained or learned by either party from the other party in connection with the parties' performance of their respective obligations hereunder. This Section shall survive the termination of this Agreement.

     Section 8.3 Dispute Resolution. All disputes, controversies or claims
                 ------------------
between Parent and Sub arising out of or relating to this Agreement, including, without limitation, the breach, interpretation or validity of any term or condition hereof, shall be resolved in accordance with the provisions of the Reorganization Agreement relating to dispute resolution.

     Section 8.4 Amendment and Waiver. The provisions of this Agreement,
                 --------------------
including, without limitation, this Section, may not be waived and this Agreement shall not be amended or modified except in accordance with this Section. The provisions of this Agreement may be waived only by the written consent of a majority of the Independent Directors of the party which is the beneficiary of the particular provision being waived. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver on any subsequent occasion. The provisions of this Agreement may be amended, modified or supplemented only by the written consent of a majority of the Independent Directors of each of the parties.

     Section 8.5 Notices. Any notice to any party hereto given pursuant to this
                 -------
Agreement shall be in writing and shall be given by the means, and to the addresses, set forth in the "Notices" section of the Reorganization Agreement.

     Section 8.6  Successors and Assigns. This Agreement may not be assigned by
                  ----------------------
either party without the prior written consent of the other party, and any attempt to assign any rights or obligations hereunder without such consent shall be void; provided, however, that either party may assign or transfer this
         -----------------
Agreement without the consent of the non-assigning party to an entity that succeeds to all or substantially all of the business, assets or capital stock of such party. This Agreement shall inure to the benefit of, and be binding upon and enforceable against the respective successors and assigns of the parties hereto.

     Section 8.7 Entire Agreement; Parties in Interest. This Agreement
                 -------------------------------------
(including the Schedules hereto and the applicable provisions of the Reorganization Agreement and other Ancillary Agreements) comprises the entire agreement between the parties hereto as to the subject matter hereof and supersedes all prior agreements and understandings between them relating thereto and, except as provided in Section 6.3 above, is not intended to confer upon any person other than the parties hereto (including their successors and permitted assigns) any rights or remedies hereunder.

     Section 8.8 Severability. If any term or provision of this Agreement or the
                 ------------
application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such terms or provisions to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     Section 8.9 Captions. Captions and headings are supplied herein for
                 --------
convenience only and shall not be deemed a part of this Agreement for any purpose.

     Section 8.10 Governing Law. This Agreement shall be governed by and
                  -------------
construed in accordance with the internal substantive laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof.

     Section 8.11  Counterparts.  This Agreement may be executed in several
                   ------------
counterparts, and all counterparts so executed shall constitute one agreement, binding upon the parties hereto, notwithstanding that the parties are not signatory to the same counterpart.

                         [Signature page follows next]

     IN WITNESS WHEREOF, Parent and Sub have caused this Agreement to be duly executed by their authorized representatives as an agreement under seal as of the day and year first written above.

                                    PARENT:

                                    ARTHUR D. LITTLE, INC., a
                                    Massachusetts corporation



                                    By:/s/ Mark A. Brodsky
                                       ---------------------------
                                       Name:  Mark A. Brodsky
                                       Title: Exec. Vice President



                                    SUB:

                                    C-QUENTIAL, INC., a Delaware
                                    corporation



                                    By:/s/ Lorenzo C. Lamadrid
                                       ---------------------------
                                       Name:  Lorenzo C. Lamadrid
                                       Title: Director

                                  SCHEDULE A

                                PARENT SERVICES

1.  Payroll.
    -------
    Services to include preparation of payroll checks for Sub employees, maintenance of Sub employee payroll records, and any other ancillary payroll functions required.

2.  Accounting and Treasury.
    -----------------------

    Services to include assisting Sub's accounting department and auditors with general and specific accounting services, including preparation of financial and regulatory statements, filings with the Securities and Exchange Commission, such as Forms 10-K, 10-Q and 8-K, proxy statements and annual reports to stockholders, internal audit support services, and review of compliance with financial and accounting procedures. Treasury services shall include assisting Sub in establishing bank accounts, managing cash accounts and currency exchange matters.

3.  Corporate Records.
    -----------------

    Services to include maintenance of corporate records and minute books, coordination with stock transfer agent, administration of option plans and issuances and stock repurchase programs.

4.  Tax Preparation.
    ---------------

    Services include assisting Sub in the preparation and filing of all tax returns, including federal, state and local corporate income taxes, state franchise taxes, local property taxes, state and local withholding taxes, all foreign taxes, value added tax returns, preparing for meetings with tax authorities and audits, and tax research and planning.

5.  Human Resources and Benefits Administration.
    -------------------------------------------

    Services include arranging and procuring general liability, property and casualty and other business insurance coverage, workers' compensation coverage, assistance with human resources functions, including maintaining personnel records, compliance with applicable laws and regulations regarding employees and labor in general, adoption of employee handbook and procedures for recruiting, hiring, promoting and terminating employees.

6.  Training.
    --------

    Services to include the provision and coordination of professional training for Sub's employees and consultants, including internal and external seminars and educational conferences and retreats, including, without limitation, training through the engagement of APDI; provided, however, the cost of Sub of such APDI services shall equal the cost Parent charges to the other members of the Parent Group.

7.  Risk Management.
    ---------------
    Services to include assisting Sub with minimizing exposure to liabilities and to maintain contacts with insurance brokers and carriers.

8.  Legal Services.
    --------------

    Services to include access to Parent's in-house counsel staff for legal advice and assistance in general corporate affairs and business transactions, compliance with regulatory matters (including, without limitation, matters in respect of federal and state securities laws), advice and services with respect to intellectual property matters, and coordinating contact and use of outside counsel.

9.  Information and Technology and other Administrative Support.
    -----------------------------------------------------------

    Services to include data processing and telecommunications assistance, secretarial and administrative assistance and support, graphics, photocopying and general office services.

10. Personal Property and Vehicles.
    ------------------------------

    Services to include the use of telecommunications equipment, including voice and data transmission equipment, photocopying equipment, computer hardware and peripherals and miscellaneous office furniture, including desks, chairs, filing cabinets and storage units, as well as the use of motor vehicles.

11. Miscellaneous.
    -------------
    Such other services as may be reasonably necessary from time to time in the operation of the Sub Business during the Term.

                                  SCHEDULE B
                                  ----------

                                 SUB SERVICES

1.   Payroll.
     -------

     Services to include preparation of payroll checks for Parent employees, maintenance of Parent employee payroll records, and any other ancillary payroll functions required.

2.   Accounting and Treasury.
     -----------------------

     Services to include assisting Parent's accounting department and auditors with general and specific accounting services, including, as applicable, preparation of financial and regulatory statements, filings with the Securities and Exchange Commission, such as Forms 10-K, 10-Q and 8-K, proxy statements and annual reports to stockholders, internal audit support services, and review of compliance with financial and accounting procedures. Treasury services shall include assisting Parent in establishing bank accounts, managing cash accounts and currency exchange matters.

3.   Corporate Records.
     -----------------

     Services to include maintenance of corporate records and minute books, coordination with stock transfer agent, as applicable, administration of option plans and issuances and stock repurchase programs.

4.   Tax Preparation.
     ---------------

     Services include assisting Parent in the preparation and filing of all tax returns, including federal, state and local corporate income taxes, state franchise taxes, local property taxes, state and local withholding taxes, all foreign taxes, value added tax returns, preparing for meetings with tax authorities and audits, and tax research and planning.

5.   Human Resources and Benefits Administration.
     -------------------------------------------

     Services include arranging and procuring general liability, property and casualty and other business insurance coverage, workers' compensation coverage, assistance with human resources functions, including maintaining personnel records, compliance with applicable laws and regulations regarding employees and labor in general, adoption of employee handbook and procedures for recruiting, hiring, promoting and terminating employees.

6.   Training.
     --------

     Services to include the provision and coordination of professional training for Parent's employees and consultants, including internal and external seminars and educational conferences and retreats.

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

7.   Risk Management.
     ---------------

     Services to include assisting Parent with minimizing exposure to liabilities and to maintain contacts with insurance brokers and carriers.

8.   Legal Services.
     --------------

     Services to include access to Sub's in-house counsel staff for legal advice and assistance in general corporate affairs and business transactions, compliance with regulatory matters (including, without limitation, matters in respect of federal and state securities laws), advice and services with respect to intellectual property matters, and coordinating contact and use of outside counsel.

9.   Information and Technology and other Administrative Support.
     -----------------------------------------------------------

     Services to include data processing and telecommunications assistance, secretarial and administrative assistance and support, graphics, photocopying and general office services.

10.  Personal Property and Vehicles.
     ------------------------------

     Services to include the use of telecommunications equipment, including voice and data transmission equipment, photocopying equipment, computer hardware and peripherals and miscellaneous office furniture, including desks, chairs, filing cabinets and storage units, as well as the use of motor vehicles.

11.  Miscellaneous.
     -------------
     Such other services as may be reasonably necessary from time to time in the operation of the Parent's business during the Term.

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